UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

L3 TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37975	13-3937436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	LLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 23, 2019, L3 Technologies, Inc. (the “Company” or “L3”) received notices required by Section 101(i)(2)(e) of the Employment Retirement Income Security Act of 1974, as amended, from the administrators of the L3 Technologies Master Savings Plan (the “MSP”) and the Aviation Communication and Surveillance Systems 401(k) Plan (together with the MSP, the “Plans”) regarding an anticipated blackout period for the L3 Stock Fund in the Plans in connection with the anticipated closing of the Company’s previously announced merger (the “Merger”) with Harris Corporation (“Harris”) pursuant to the Agreement and Plan of Merger, dated as of October 12, 2018, by and among L3, Harris, and Leopard Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Harris.

The blackout period is necessary to facilitate the conversion and exchange of units in the L3 Stock Fund for units in the L3Harris Stock Fund in connection with the Merger. Participants in the Plans have been advised that, if the Merger is completed as expected, then at 4:00 pm Eastern Time on the business day prior to the last full trading day of L3 common stock on the New York Stock Exchange before the Merger, the L3 Stock Fund will be restricted from all transactions under the Plans. The blackout period is expected to last approximately one week. During the blackout period, participants in the Plans will be unable to: (1) direct or diversify the assets held in their account in the L3 Stock Fund; (2) obtain a loan or withdrawal from balances invested in the L3 Stock Fund, or take a full distribution from their Plan account if they have a balance in the L3 Stock Fund; or (3) have their current employee contributions, Company match and loan repayments that are directed to the L3 Stock Fund posted if the blackout period includes the dates when these contributions are posted to participant accounts.  Participants may continue to make exchanges or investment transactions involving other investment options in the Plans (other than the L3 Stock Fund) during the blackout period.

The Merger is expected to close in mid-calendar year 2019, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. Assuming solely for the purposes of calculating the length of the blackout period that the Merger closes on June 29, 2019, the blackout period would begin on June 27, 2019 at 4:00 p.m. Eastern Time and end during the week of July 8, 2019. However, because the actual closing date of the Merger is not known at this time, the Company is currently unable to determine the exact dates for the blackout period.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, the Company sent a separate notice (the “Notice”) to its directors and executive officers on May 23, 2019, notifying them of the blackout period in the Plans and certain trading prohibitions to which they will be subject during the blackout period. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period. This information is available (1) prior to the closing of the Merger by contacting the Senior Vice President and Chief Legal Officer of the Company by mail at 600 Third Avenue, New York, New York 10016, or by telephone at 212-697-1111 and (2) after the closing of the Merger by contacting the Corporate Secretary of L3Harris Technologies, Inc. at 1025 West NASA Boulevard, Melbourne, Florida 32919 or via telephone at 321-727-9100.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99	Blackout Notice to Directors and Executive Officers of L3 Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

	By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 23, 2019